UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

TEAM FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-132495	20-3818106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HEALTH FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-132495-53	20-3818041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Winston Road Knoxville, Tennessee 37919	37919
(Address of principal executive offices)	(Zip Code)

(800) 342-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Massingale’s Amended and Restated Employment Agreement

On November 25, 2009, Team Health, Inc., a Tennessee corporation (the “Company”) and H. Lynn Massingale, M.D., the Company’s Executive Chairman, entered into an amended and restated employment agreement (the “Amended and Restated Massingale Agreement”), pursuant to which certain terms of Dr. Massingale’s existing employment agreement, which was previously amended and restated on November 23, 2005, and further amended on May 1, 2008 (the “Original Massingale Agreement”), were amended.

The Original Massingale Agreement provided that Dr. Massingale would be entitled to severance payments if Dr. Massingale’s employment is terminated by the (i) Company without cause, (ii) by Dr. Massingale with good reason, (iii) as a result of Dr. Massingale’s death, (iv) by the Company as a result of Dr. Massingale’s disability, or (v) by Dr. Massingale without good reason within one year following a change of control. As reflected in the Amended and Restated Massingale Agreement, the Original Massingale Agreement was amended to further provide that in the event Dr. Massingale’s employment is terminated by the Company without cause, by Dr. Massingale for any reason, in each case, within the one-year period following a change of control, if any payments due to Dr. Massingale as a result of such termination of his employment are required to be delayed for six months in order to comply with the requirements of Section 409A of the Internal Revenue Code, then the Company will contribute an amount equal to the payments into a rabbi trust and the amounts contributed to the trust will be required to be delivered to Dr. Massingale on the date that is six months and one day after his separation of service.

In order to comply with the requirements of Section 409A of the Internal Revenue Code, the Original Massingale Agreement was also revised (as reflected in the Amended and Restated Massingale Agreement): (i) to make a number of technical drafting changes, (ii) to provide that certain of Dr. Massingale’s severance payments that would become payable to him in the event his employment is terminated as a result of his disability, specifically his right to receive an amount equal to two times his base salary and two times his average bonus, would be paid in equal monthly installments over twelve months instead of twenty-four months, and (iii) with respect to Dr. Massingale’s entitlement to reasonable personal use of the Company’s aircraft for up to twenty hours per year, to eliminate Dr. Massingale’s ability to carry over unusued hours from year to year. In addition, the Original Massingale Agreement was further amended whereby Dr. Massingale is now entitled to reasonable personal use of the Company’s aircraft for up to forty hours per year instead of twenty hours.

Mr. Roth’s Amended and Restated Employment Agreement

On November 25, 2009, the Company and Gregory S. Roth, the Company’s President and Chief Executive Officer, entered into an amended and restated employment agreement (the “Amended and Restated Roth Agreement”), pursuant to which certain terms of Mr. Roth’s existing employment agreement, which was previously amended and restated on June 1, 2006 (the “Original Roth Agreement”), were amended.

The Original Roth Agreement provided that Mr. Roth would be entitled to severance payments if Mr. Roth’s employment is terminated by the (i) Company without cause, (ii) by Mr. Roth with good reason, or (iii) by the Company for any reason (other than death or disability or without cause) within one year following a change of control. As reflected in the Amended and Restated Roth Agreement, the Original Roth Agreement was amended to increase the amount of severance payable to Mr. Roth in the event his employment is terminated by the Company without cause or by him with good reason, in each case, by providing that Mr. Roth will be entitled to severance consisting of: (a) an amount equal to three times his base salary (instead of two times his base salary) payable in equal monthly installments over twelve months (instead of twenty-four months); (b) an amount equal to three times his average bonus (instead of two times his average bonus) payable in equal monthly installments over twelve months (instead of twenty-four months); and (c) an amount equal to the premiums that would be necessary to continue group medical benefits for Mr. Roth and his applicable family members for thirty-six months (as opposed to premiums for continued medical benefits for twenty-four months).

As reflected in the Amended and Restated Roth Agreement, the Original Roth Agreement was amended to further provide that in the event Mr. Roth’s employment is terminated by the Company without cause or by Mr. Roth for good reason, in each case, within the one-year period following a change of control, if any payments due to Mr. Roth as a result of such termination of his employment are required to be delayed for six months in order to comply with the requirements of Section 409A of the Internal Revenue Code, then the Company will contribute an amount equal to the payments into a rabbi trust and the amounts contributed to the trust will be required to be delivered to Mr. Roth on the date that is six months and one day after his separation of service. Furthermore, in the event such a termination occurs during the one-year period following a change of control, the Company will indemnify Mr. Roth against any excise taxes that may be imposed under Section 4999 of the Internal Revenue Code on any payments or benefits to be received by him so that he will be in the same position as if no such taxes had been imposed.

In order to comply with the requirements of Section 409A of the Internal Revenue Code, the Original Roth Agreement was also revised (as reflected in the Amended and Restated Roth Agreement): (i) to make a number of technical drafting changes, and (ii) to provide that the severance payments that would become payable to Mr. Roth in the event his employment is terminated by the Company for any reason (other than death or disability or without cause) within one year following a change of control, specifically his right to receive two times his base salary and two times his average bonus, would be paid in equal monthly installments over twelve months instead of twenty-four months, and that upon such a termination his right to the amount equal to the premiums that would be necessary to continue group medical benefits for Mr. Roth and his applicable family members for twenty-four months would be paid in equal monthly installments over thirty-six months (instead of twenty-four months).

In addition, the Amended and Restated Roth Agreement now reflects that Mr. Roth will have good reason, and, thus, be entitled to resign and collect severance, if the Company delivers a notice of non-renewal to terminate Mr. Roth’s employment at the end of his initial five-year employment term or at the end of any of the successive one-year renewal terms.

Amended and Restated Employment Agreements for Messrs. Jones, Sherlin and Ms. Allen

On November 25, 2009, the Company entered into amended and restated employment agreements with each of Mr. Jones, Mr. Sherlin and Ms. Allen (the “Amended and Restated Executive Agreements”), pursuant to which certain terms of their prior agreements (the “Prior Executive Agreements”) were amended. In particular, each of the Prior Executive Agreements (as reflected in the respective Amended and Restated Executive Agreements) was amended to comply with the requirements of Section 409A of the Code and to make technical drafting updates and corrections.

The foregoing descriptions of the above described agreements do not purport to be complete statements of the parties’ rights and obligations under the respective agreements. The above descriptions are qualified in their entirety by reference to the copy of each respective agreement attached hereto as Exhibits 10.1 through 10.5.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Employment Agreement, dated November 25, 2009, between Team Health, Inc. and H. Lynn Massingale, M.D.

Exhibit 10.2	Amended and Restated Employment Agreement, dated November 25, 2009, between Team Health, Inc. and Gregory S. Roth

Exhibit 10.3	Amended and Restated Executive Agreement, dated November 25, 2009, between Team Health, Inc. and David P. Jones

Exhibit 10.4	Amended and Restated Executive Agreement, dated November 25, 2009, between Team Health, Inc. and Stephen Sherlin

Exhibit 10.5	Amended and Restated Executive Agreement, dated November 25, 2009, between Team Health, Inc. and Heidi Solomon Allen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TEAM FINANCE LLC

Date: November 25, 2009	By:	/s/ DAVID P. JONES
	Name:	David P. Jones
	Title:	Chief Financial Officer

HEALTH FINANCE CORPORATION

Date: November 25, 2009	By:	/s/ DAVID P. JONES
	Name:	David P. Jones
	Title:	Chief Financial Officer